Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on  Form S-3 (No. 333-214784 and 333-216965) and Forms S-8 (No. 333-218878, 333-89369, 333-37400, 333-40430, 333-42974, 333-43996, 333-111543, 333-117068, 333-127989, 333-137314, 333-141245, 333-153766, 333-175885, 333-196775 and 333-213699) of Internap Corporation of our report dated March 14, 2018 relating to the financial statements of SingleHop LLC, which appears in this Current Report on Form 8-K/A of Internap Corporation.

/s/ Consent of Plante & Moran, PLLC
Chicago, Illinois
May 16, 2018